Exhibit 99.1

FOR IMMEDIATE RELEASE

May 24, 2023

Analysts: Timothy Sedabres (timothy.sedabres@huntington.com), 952.745.2766
Media: Seth Seymour (corpmedia@huntington.com), 614.480.3538

HUNTINGTON BANCSHARES INCORPORATED NAMES RAFAEL ANDRES DIAZ-GRANADOS AND
JOHN C. (“CHRIS”) INGLIS TO BOARD OF DIRECTORS
Diaz-Granados brings substantial experience in executive leadership, corporate strategy, and private equity. Inglis brings deep background in technology and cybersecurity to Huntington’s Board

COLUMBUS, Ohio – The Board of Directors of Huntington Bancshares Incorporated (Nasdaq: HBAN) has unanimously elected Rafael Andres Diaz-Granados, Chairman and CEO of Paragon Integrated Services Group LLC, and John C. (“Chris”) Inglis, former U.S. National Cyber Director, as members of the Board.

Rafael Andres Diaz-Granados is a broadly seasoned executive, and international leader. Since 2020, he has served as Chairman and CEO of Paragon, a portfolio company of Palladium Equity Partners. Palladium Equity Partners is a Certified B Corp and one of the oldest minority-owned private equity buyout firms with $3 billion in assets under management. Diaz-Granados is also co-founder of Angeles Investors, a Hispanic angel investing group based in Chicago, and currently serves as CEO of Cetan Investments based in Miami.

Prior to joining Paragon, Diaz-Granados held multiple country, regional, and global leadership positions with the General Electric Company, including serving as General Counsel and Chief Commercial Officer of GE Latin America, CEO of GE Mexico, and CEO of GE Spain and Portugal. During his 15-year tenure with GE, Diaz-Granados led multiple turnaround and restructuring efforts and delivered strong top-line results. As a GE Quality Leader (GE’s highest Six Sigma certification), he oversaw the GE Healthcare Six Sigma Center of Excellence. Prior to beginning his career at General Electric, Diaz-Granados was an attorney with O’Melveny & Myers, specializing in mergers and acquisitions.

Diaz-Granados also has a wide variety of board leadership experiences, including serving as a director of the Puerto Rico Electric Power Authority, the Massachusetts Growth Capital Corporation, the Latino Corporate Directors Education Foundation, Q’Max Solutions, and as Chair of Trachte, a private company majority-owned by Palladium. He was also Executive Director of FIFARMA, the Latin American Federation of the Pharmaceutical Industry.

Diaz-Granados earned his bachelor’s degree in economics from Harvard University and his Juris Doctor from Georgetown University Law Center.

Chris Inglis is a longtime American government official who most recently served as the first-ever U.S. National Cyber Director, a Senate-confirmed position for which he was unanimously confirmed in June 2021. Prior to this appointment, he served as a Commissioner on the U.S. Cyberspace Solarium Commission from 2019 to 2020 and as the Deputy Director and Chief Operating Officer of the National Security Agency, where he was employed for 28 years. He also served on Huntington’s Board of Directors prior to assuming his role as National Cyber Director.

Inglis has held a number of academic and advisory positions, including the Looker Professor of Cyber Studies at the U.S. Naval Academy, a principal at Paladin Capital, a member of the Department of Defense Science Board, a member of the U.S. Strategic Command Advisory Board, a member of the Penn State Advanced Research Lab advisory board, and a Trustee of the National Intelligence University. Inglis is a retired veteran pilot, with 30 years of experience in the U.S. Air Force and Air National Guard, attaining the rank of Brigadier General.

Inglis holds advanced degrees in engineering and computer science from Columbia University, Johns Hopkins University, and George Washington University.

“Rafael and Chris each brings an extremely strong and deep skillset to Huntington’s board that will complement and enhance the board’s collective skills and expertise,” said Stephen D. Steinour, chairman, president and chief executive officer of Huntington. “Rafael’s numerous roles and experiences in executive leadership are extremely valuable, and Chris’s unparalleled experience with technology and cybersecurity matters is critical, given the growing threats and risks faced by financial institutions. We are fortunate to have individuals of this caliber join our board to help preserve the long-term interests of Huntington’s stakeholders.”

About Huntington
Huntington Bancshares Incorporated (Nasdaq: HBAN) is a $189 billion asset regional bank holding company headquartered in Columbus, Ohio. Founded in 1866, The Huntington National Bank and its affiliates provide consumers, small and middle‐market businesses, corporations, municipalities, and other organizations with a comprehensive suite of banking, payments, wealth management, and risk management products and services. Huntington operates more than 1,000 branches in 11 states, with certain businesses operating in extended geographies. Visit Huntington.com for more information.